Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in the registration statements of Conseco, Inc. on Form S-8 (File Nos. 33-40556, 33-58710 and 33-58712) of our report dated March 24, 1994, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in this Annual Report on Form 10-K.




                                                      /s/ Coopers & Lybrand

Indianapolis, Indiana
March 24, 1994